Exhibit 99.1

ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2024

Safe Harbor Statement

This Presentation may contain statements that constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. NorthEast Community Financial, Inc. (the "Company") intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future.

The Company cautions readers of this report that a number of important factors could cause the Company's actual results to differ materially from those expressed in forward-looking statements or historical statements. Factors that could cause actual results to differ from those predicted and could affect the future prospects of the Company include, but are not limited to: (i) general economic conditions, including higher inflation, either nationally or in our market area, that are worse than expected; (ii) changes in the interest rate environment that reduce our interest margins, reduce the fair value of financial instruments or reduce the demand for our loan products; (iii) increased competitive pressures among financial services companies; (iv) changes in consumer spending, borrowing and savings habits; (v) changes in the quality and composition of our loan or investment portfolios and the adequacy of credit loss reserves; (vi) changes in real estate market values in our market area; (vii) decreased demand for loan products, deposit flows, competition, or decreased demand for financial services in our market area; (viii) major catastrophes such as earthquakes, floods or other natural or human disasters and pandemics or infectious disease outbreaks, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies; (ix) legislative or regulatory changes that adversely affect our business or changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; (x) technological changes that may be more difficult or expensive than expected; (xi) success or consummation of new business initiatives may be more difficult or expensive than expected; (xii) the inability to successfully integrate acquired businesses and financial institutions into our business operations; (xiii) adverse changes in the securities markets; (xiv) the impact of failures or disruptions in or breaches of the Company's operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; (xv) the inability of third party service providers to perform; and (xvi) changes in accounting policies and practices, as may be adopted by bank regulatory agencies or the Financial Accounting Standards Board.

This Presentation also includes interim and unaudited financial information that is subject to further review review by the Company's independent registered public accounting firm.

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% Total March 2023 Balance March 2024 Balance % Total Loan Balance by Property Types March 31, 2024 *Percentages in pie chart may not add to 100% due to rounding Variance 2024/2023 Var $ Var % Multi - family Loans 197 , 944 , 288 12 . 0% 124 , 983 , 685 9 . 5% 72 , 960 , 603 58 . 4% Non - residential Loans 19 , 130 , 031 1 . 2% 21 , 662 , 243 1 . 6% (2 , 532 , 212) - 11 . 7% Mixed - use Loans 28 , 499 , 811 1 . 7% 29 , 095 , 500 2 . 2% (595 , 689) - 2 . 0% Construction Loans 1 , 293 , 838 , 881 78 . 2% 1 , 008 , 781 , 251 76 . 7% 285,057,630 28 . 3% 1 - 4 Family Loans 4 , 647 , 251 0 . 3% 5 , 401 , 072 0 . 4% (753 , 821) - 14 . 0% Total Real Estate 1 , 544 , 060 , 261 93 . 3% 1 , 189 , 923 , 750 90 . 5% 354,136,511 29 . 8% Commercial Loans 108 , 881 , 812 6 . 6% 123 , 533 , 252 9 . 4% (14 , 651 , 440) - 11 . 9% Consumer Loans 1 , 650 , 070 0 . 1% 1 , 036 , 313 0 . 1% 613 , 757 59 . 2% Non - Real Estate 110 , 531 , 882 6 . 7% 124 , 569 , 564 9 . 5% (14 , 037 , 683) - 11 . 3% Total Loans 1 , 654 , 592 , 142 100 . 0% 1 , 314 , 493 , 314 100 . 0% 340,098,828 25 . 9% Loan Balance by Property Types Consumer Loans Non - residential Loans Commercial Loans 0.1% Multi - family Loans 1.2% 6.6% 12.0% Mixed - use Loans 1 - 4 Family Loans 1.7% 0.3% Construction Loans 78.2% 1 , 400 , 000 , 000 1 , 200 , 000 , 000 1 , 000 , 000 , 000 800 , 000 , 000 600 , 000 , 000 400 , 000 , 000 200 , 000 , 000 0 Multi - family Non - residential Mixed - use Construction 1 - 4 Family Commercial Consumer Loans Loans Loans Loans Loans Loans Loans 3

CREM - Permanent Loans as of March 31, 2024 Property Type Balance Rent Control D ebt Service Coverage L oan to Value Ratio New York Location Massachusetts Other Past Due Multi - Family $197,944,288 - 0 - 2.62 40.87% 32.04% 67.56% 0.50% 0.00% Mixed - Use 28,499,8 1 1 - 0 - 2.96 38.80% 95.00% 5.00% 0.00% 0.00% Non - Residential * 19,130,031 N/A 2.44 36.92% 100.00% 0.00% 0.00% 0.00% Total $245,574,130 _______________ * Of the $19,130,031 Non - Residential Loan Balance, $8,415,000 are Office Buildings. All office Buildings are located in High Demand High Absorption Communities. All CREM loans are current. 4

NorthEast Community Bank

Analysis of Construction Loan Portfolio
as of March 31, 2024

By Purpose			
Type	**Balance**	**Committed**	**Percent of Total**
Rental	717,831,191	919,229,213	50.98%
Condo	395,257,075	622,626,611	34.53%
1-4 Family	85,240,900	139,169,749	7.72%
Land	56,627,727	58,730,500	3.26%
Office	38,881,889	63,187,855	3.50%
Total	**1,293,838,780**	**1,802,943,928**	**100.00%**
By Geographic Location			
Type	**Balance**	**Committed**	**Percent of Total**
Bronx	680,771,297	843,832,293	46.80%
Community	514,786,451	795,824,002	44.14%
Other	98,281,032	163,287,633	9.06%
Total	**1,293,838,780**	**1,802,943,928**	100.00%

Location within High Absorption Communities				
Town	**Number**	**Balance**	**Committed**	**Percent of Total**
Monroe	29	204,161,696	293,447,393	36.87%
Monsey	37	134,589,732	169,991,845	21.36%
Spring Valley	55	103,842,087	208,517,573	26.20%
Chester	3	16,989,148	36,427,080	4.58%
Bethel	1	18,618,639	27,300,000	3.43%
Bloomingburg	5	13,510,120	15,623,100	1.96%
Suffern	5	15,861,164	26,914,203	3.38%
Liberty	2	7,213,866	17,602,808	2.21%
Total	**137**	**514,786,451**	**795,824,002**	**100.00%**

Bronx - 421-A Tax Exemption				
Tax Exemption	**Number**	**Balance**	**Committed**	**Percent of Bronx Construction Loans**
Yes	90	567,166,424	699,549,693	82.90%
No	24	70,030,325	99,570,000	11.80%
Other	4	43,574,549	44,712,600	5.30%
Total	**118**	**680,771,297**	**843,832,293**	**100.00%**

Bronx by Region				
Submarket	**Number**	**Balance**	**Committed**	**Percent of Total**
North West	2	3,517,956	13,340,000	1.6%
West	60	367,697,362	466,460,576	55.3%
East	16	91,065,240	102,183,167	12.1%
South	26	160,713,868	176,317,100	20.9%
South East	14	57,776,872	85,531,450	10.1%
Total	**118**	**680,771,297**	**843,832,293**	**100.00%**

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Asset Quality 0.27% 0.28% 0.00% 0.00% 0.43% 0.53% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1st Q 2024 YE 2023 YE 2022 YE 2021 YE 2020 YE 2019 Nonperforming Loans to Total Loans 0.31% 0.33% 0.10% 0.16% 0.58% 0.64% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1st Q 2024 YE 2023 YE 2022 YE 2021 YE 2020 YE 2019 NonPerforming Assets to Total Assets 6